Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Brookfield Infrastructure Partners L.P.

Brookfield Infrastructure L.P.

BIP Bermuda Holdings I Limited

Brookfield Infrastructure Finance ULC

Brookfield Infrastructure Holdings (Canada) Inc.

Brookfield Infrastructure LLC

BIPC Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Limited Partnership Units	Limited Partnership Units of Brookfield Infrastructure Partners L.P.	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Limited Partnership Units	Preferred Limited Partnership Units of Brookfield Infrastructure Partners L.P.	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Debt	Debt Securities of Brookfield Infrastructure Finance ULC	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Debt	Debt Securities of BIP Bermuda Holdings I Limited	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Debt	Guarantees of Debt Securities of Brookfield Infrastructure Finance ULC (1)	Rule 457(n)	(2)	(2)	(2)	(3)	(3)
	Debt	Guarantees of Debt Securities of BIP Bermuda Holdings I Limited (1)	Rule 457(n)	(2)	(2)	(2)	(3)	(3)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
		Total Offering Amounts				(2)		(3)
		Total Fees Previously Paid						—
		Total Fee Offsets						—
		Net Fee Due						(3)

(1) The guarantees being registered hereon are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no separate fee for the guarantees is payable.

(2) An indeterminate aggregate initial offering price or number of debt securities, limited partnership units and preferred limited partnership units are being registered as may from time to time be offered at indeterminate prices. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional securities that may be offered or issued by the Registrants in connection with any stock split, stock dividend or any similar transaction.

(3) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.